Exhibit 2.2

Execution Version

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) by and among (i) Investcorp Europe Acquisition Corp. I, a Cayman Islands exempted company (“Investcorp”); (ii) Nexx HoldCo, LLC, a Delaware limited liability (“Company”); and (iii) each of the members of the Company whose names appear on Exhibit A to this Agreement (each, a “Company Member”, and collectively, the “Company Members”) is dated May 27, 2025. Any capitalized term used but not defined in this Agreement will have the meaning set forth in the Merger Agreement.

BACKGROUND

A. On May 27, 2025, (i) Company, (ii) Investcorp; and (iii) Investcorp Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Investcorp (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), under which, Company and Investcorp intend to effect a merger of Merger Sub with and into Company (the “Merger”) in accordance with the Merger Agreement and the Delaware Limited Liability Company Act. Upon consummation of the Merger, Merger Sub will cease to exist, and Company will become a wholly owned subsidiary of Investcorp.

B. As of the date of this Agreement, each Company Member owns the number and type of securities set forth opposite such Company Member’s name on Exhibit A (all such securities and any securities of which ownership of record or the power to vote is acquired by the Company Members before the termination of this Agreement are “Securities”).

C. In order to induce Company and Investcorp to enter the Merger Agreement, the Company Members are executing and delivering this Agreement to Company and Investcorp.

D. In consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

2. Agreement to Vote. Each Company Member, by this Agreement, with respect to its Securities, severally and not jointly, agrees (and agrees to execute such documents or certificates evidencing such agreement as Company and Investcorp may reasonably request) to vote, at any meeting of the Company Members, and in any action by written consent of the Company Members, to approve the Merger Agreement, all of such Company Member’s Securities (a) in favor of the approval and adoption of the Merger Agreement and the Ancillary Documents and approve the Contemplated Transactions by the Merger Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the Company Members, and (c) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Each Company Member understands and acknowledges that Company and Investcorp entered into the Merger Agreement in reliance upon the Company Member’s execution and delivery of this Agreement. Each Company Member acknowledges receipt and review of a copy of the Merger Agreement.

3. Transfer of Securities. Except as may be required by or permitted in the Merger Agreement, each Company Member, with respect to its Securities, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees in writing to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees in writing to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Member from performing its obligations; provided that the foregoing shall not prohibit the transfer of the Securities by a Company Member to an affiliate of such Company Member, but only if such affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement. From time to time, at the request of the Company, the Company Members shall take all such further actions as may be necessary or appropriate to effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Merger.

4. Representations and Warranties. Each Company Member, severally and not jointly, represents and warrants for and on behalf of itself to Company and Investcorp as follows:

(a) If the Company Member is not a natural person, the Company Member has all requisite corporate power and authority to (a) execute and deliver this Agreement and the contemplated documents, and (b) consummate the contemplated transactions and perform all obligations to be performed by it. If the Company Member is not a natural person, the execution and delivery of this Agreement and the contemplated documents and the consummation of the contemplated transactions have been duly and validly authorized and approved by the board of directors (or an equivalent body) and/or stockholders of the Company Member and no other company proceeding on the part of the Company Member is necessary to authorize this Agreement and the contemplated documents. If the Company Member is a natural person, the Company Member has full legal capacity, right and authority to (a) execute and deliver this Agreement and the contemplated documents, and (b) to consummate the contemplated transactions. This Agreement has been duly and validly executed and delivered by the Company Member, and this Agreement constitutes a legal, valid and binding obligation of the Company Member, enforceable against the Company Member in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If the Company Member is a natural person who is married and resides in a community property jurisdiction, then the Company Member’s spouse has executed and delivered to the Company and Acquiror a spousal consent, in the form attached as Exhibit B, concurrently with the execution and delivery of this Agreement.

(b) The execution, delivery and performance by such Company Member of this Agreement and the consummation by such Company Member of the transactions contemplated do not and will not (i) conflict with or violate any Law or order applicable to such Company Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or the Ancillary Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Member’s Organizational Documents, as applicable.

(c) Such Company Member owns of record and has good, valid and marketable title to the Securities set forth opposite such Company Member’s name on Exhibit A, free and clear of any Lien (other than under this Agreement or transfer restrictions under applicable securities Laws or the organizational documents of such Company Member, as applicable) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Member does not own, directly or indirectly, any other Securities other than as set forth opposite such Company Member’s name on Exhibit A.

(d) There are no pending legal proceedings against the Company Member.

(e) The execution and delivery of this Agreement by the Company Member and the other contemplated documents by the Company Member and the consummation of the contemplated transactions do not and will not:

(i) violate or conflict with any provision of, or result in the breach of or default under the governing documents of the Company Member (if the Company Member is not a natural person;

(ii) violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or governmental order applicable to the Company Member;

(iii) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any contract to which the Company Member is a party or by which the Company Member may be bound; or

(iv) result in the creation of any lien upon any of the properties or assets of the Company Member.

(f) The Company Member is a sophisticated investor and has adequate information concerning the business and financial condition of Company and Investcorp to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance Company and Investcorp and based on such information as the Company Member has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Member acknowledges that Company and Investcorp have not made and do not make any representation or warranty to the Company Member, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the other Ancillary Documents.

5. Termination. This Agreement and the obligations of the Company Members under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual written agreement of Company and Investcorp. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided in this Agreement or in the Merger Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the party incurring such costs and expenses, whether or not the Contemplated Transactions are consummated.

(b) All notices, requests, claims, demands and other communications shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to Investcorp before the Closing Date, to:

Investcorp Europe Acquisition Corp I

Cricket Square Century Yard Elgin Avenue

PO Box 1111 George Town,

Grand Cayman KY1-1102 Cayman Islands

Attn: Vikas Mittal

Telephone No.:

Email:

with a copy (which will not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165,

Suffurn, NY 10901

Attn: Ari Edelman

Telephone No.: (845) 533‑3435

Email: info@edelmanlegal.com

If to Company, or to Investcorp after the Closing Date, to:

Nexx HoldCo, Inc.

155 Mt Vernon Hwy NE Suite 800

Atlanta, GA 30338

Attn: Michael Hanlon

Telephone No.:

Email:

with a copy (which will not constitute notice) to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, DC 20001

Attn: Andy Tucker

Telephone No.: (202) 776 5248

Email: atucker@duanemorris.com

If to a Company Member, to the address of such Company Member set forth on Exhibit A.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Member shall be liable for the breach of this Agreement by any other Company Member.

(f) This Agreement is intended to create and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

(g) The parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms and that the parties shall be entitled to seek specific performance of the terms, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(h) This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware, without regard to its conflict of laws principles. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Castle County, State of Delaware (or in any appellate court) (the “Specified Courts”). Each party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Contemplated Transactions may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(b). Nothing in this Section 6(h) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(i) EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i).

(j) This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon any Company Member until such time as the Merger Agreement is executed by each of the parties.

(m) If, there are any changes in the Company or the Company securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations shall continue with respect to the Company Member and its Securities as so changed.

(n) Each Company Member signs this Agreement solely in such Company Member’s capacity as a holder of securities of the Company, and not in any other capacity, and if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Company Member or any of its affiliates in his or her capacity as an officer or director of the Company.

[Signature pages follow]

The parties have executed this Agreement as of the date first written above.

COMPANY:

NEXX HOLDCO, LLC

By: BDH Partners LLC, its sole member

By:	/s/ Michael Hanlon
Name:	Michael Hanlon
Title:	Member

[Signature Page to Company Support Agreement]

The parties have executed this Agreement as of the date first written above.

INVESTCORP:

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	CEO and CFO

[Signature Page to Company Support Agreement]

The parties have executed this Agreement as of the date first written above.

COMPANY MEMBER:

BDH PARTNERS LLC

By:	/s/ Michael Hanlon
Name:	Michael Hanlon
Title:	Member

[Signature Page to Company Support Agreement]

EXHIBIT A

LIST OF COMPANY MEMBERS

Name and Address	Number and type of Securities Owned
BDH Partners LLC 155 Mt Vernon Hwy NE Suite 800 Atlanta, GA 30338	100% membership interest

A-1

EXHIBIT B

FORM OF SPOUSAL CONSENT

Dated [__], 2025

The undersigned represents and warrants that the undersigned is the spouse of [_________]:

The undersigned is familiar with the terms of the Company Support Agreement (the “Agreement”) between (a) [Name of Member] (b) Investcorp Europe Acquisition Corp. I, a Cayman Islands exempted company (“Investcorp”), and (c) Nexx HoldCo LLC, a Delaware limited liability company (“Company”) dated May 27, 2025 and (ii) the Agreement and Plan of Merger dated May 27, 2025, among Company, Investcorp, and the other signatories thereto.

The undersigned agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver, or termination signed by the undersigned’s spouse.

The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs, and assigns of the undersigned.

The undersigned further authorizes the undersigned’s spouse to amend, modify, or terminate the Agreement, or waive any rights, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

SIGNED by:

Signature:

Print Name:

B-1